EXHIBIT 99.1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that this Amendment No. 7 to the statement on Schedule 13D is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: November 15, 2010
Glencore AG

	By:	/s/ Ivan Glasenberg

Name: Ivan Glasenberg Title: Director

By:	/s/ Andreas Hubmann

Name: Andreas Hubmann Title: Director

Glencore International AG

By:	/s/ Steven Kalmin

Name: Steven Kalmin Title: Director

By:	/s/ Ivan Glasenberg

Name: Ivan Glasenberg Title: Director

Glencore Holding AG

By:	/s/ Ivan Glasenberg

Name: Ivan Glasenberg Title: Director

By:	/s/ Andreas Hubmann

Name: Andreas Hubmann Title: Director